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                                                                    EXHIBIT 10.2


                               SIXTH AMENDMENT TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This Sixth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 15, 1996 (this "Amendment"), is entered into among JPS TEXTILE GROUP, INC., a Delaware corporation (the "Company"), JPS ELASTOMERICS CORP., a Delaware corporation ("JEC"), and JPS CONVERTER AND INDUSTRIAL CORP., a Delaware corporation ("JCIC", and together with JEC, the "Borrowing Subsidiaries"), JPS AUTO INC., a Delaware corporation, JPS CARPET CORP., a Delaware corporation, INTERNATIONAL FABRICS, INC., a Delaware corporation, the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (collectively referred to herein, together with their respective successors and assigns, as the "Senior Lenders" and individually as a "Senior Lender"), CITIBANK, N.A., in its separate capacities as agent and administrative agent for the Senior Lenders (in such capacities, the "Agent") and GENERAL ELECTRIC CAPITAL CORPORATION, in its separate capacities as co-agent and collateral agent for the Senior Lenders (in such capacities, the "Collateral Agent"), and amends the Fourth Amended and Restated Credit Agreement dated as of June 24, 1994, as amended by the First Amendment to Fourth Amended and Restated Credit Agreement dated as of November 4, 1994, the Second Amendment to Fourth Amended and Restated Credit Agreement dated as of December 21, 1994, the Third Amendment to Fourth Amended and Restated Credit Agreement dated as of May 31, 1995, the Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of October 28, 1995 and the Fifth Amendment to Fourth Amended and Restated Credit Agreement (the "Fifth Amendment") dated as of May 6, 1996 (as so amended, the "Credit Agreement"), entered into among the Company, the Borrowing Subsidiaries, the Senior Lenders, the Agent and the Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:

     WHEREAS, JCIC has advised the Agent and the Collateral Agent that International Fabrics is desirous of entering into a corporate joint venture with Grupo Industrial Santa Fe, a Mexican variable capital corporation ("Grupo Santa Fe"), for the purpose of allowing JCIC to manufacture and sell griege fabrics to the joint venture which would in turn have such fabrics dyed, finished or printed in Mexico for resale into the Mexican domestic finished textiles market;

     WHEREAS, such joint venture, to be named Ingeneria Textil Mexicana, S.A. de C.V. (the "ITM Joint Venture"), will be owned 50% by International Fabrics and 50% by Grupo Santa Fe;

     WHEREAS, the parties hereto have agreed to amend the Credit Agreement, among other things, (i) to amend Section 4.01(z) of the Credit Agreement to permit the creation of the ITM Joint Venture; (ii) to amend Section 7.03 of the Credit Agreement to permit International Fabrics to make an initial Investment in the ITM Joint Venture of approximately $50,000 and to make additional Investments in the ITM Joint Venture not to exceed, together with such initial Investment, $300,000 in the aggregate; and (iii) to waive any requirement contained in the Loan Documents that International Fabrics pledge the capital stock of the ITM Joint Venture to the Agent or the Collateral Agent;

     NOW, THEREFORE, in consideration of the above premises, the Company, the Borrowing Subsidiaries, the other Subsidiaries of the Company party hereto, the Senior Lenders party hereto, the Agent and the Collateral Agent agree as follows:

     SECTION 1. Amendment to the Credit Agreement. The Credit Agreement is, effective as determined pursuant to Section 3 hereof, hereby amended as follows:

     1.01 Section 1.01 of the Credit Agreement is amended by adding the following new definition after the definition of "Issuing Bank":

                 "ITM Joint Venture" shall mean Ingeneria Textil Mexicana, S.A.
            de C.V., a Mexican variable capital stock corporation, 50% of the capital stock of which is held by International Fabrics and the remainder of the capital stock of which is held by Grupo Industrial Santa Fe, S.A. de C.V., a Mexican variable capital stock corporation.

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            1.02  Section 4.01(z) of the Credit Agreement is amended by adding the following phrase immediately prior to the period at the end thereof:

            , other than by means of the Investments permitted by Section
            7.03(x)

            1.03 Section 7.03 of the Credit Agreement is hereby amended (i) to delete the word "and" following the semicolon at end of clause (viii) thereof,
(ii) to replace the reference to "(viii)" in the ninth clause thereof with "(ix)", (iii) to replace the period at the end of clause (ix) thereof with "; and" and (iii) to add the following new clause (x) at the end thereof:

                 (x) cash Investments by International Fabrics in the ITM Joint Venture not to exceed $300,000 in the aggregate.

            1.04 Section 7.06 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

            The Net Face Amount of Receivables owing from the ITM Joint Venture to the Borrowing Subsidiaries shall not exceed $2,500,000 in the aggregate at any time.

     SECTION 2.  Consent and Acknowledgment of the Requisite Senior Lenders.

     2.01 By their execution of this Amendment, the undersigned, which constitute the Requisite Senior Lenders, hereby waive the provisions of the Loan Documents that would require International Fabrics to pledge any capital stock held by it in the ITM Joint Venture to the Agent or the Collateral Agent as security for the obligations of International Fabrics under the Loan Documents.

     2.02 The Requisite Senior Lenders hereby acknowledge that the Borrowing Subsidiaries may, for purposes of calculating either Consolidated Cash Interest Expense or Consolidated Operating Company Cash Interest Expense for any period, reduce such amount by the amount of any cash interest income received by the Company and its Subsidiaries during such period.

                                     -3-

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     SECTION 3.  Conditions Precedent to the Effectiveness of this Amendment.
This Amendment shall become effective as of the date hereof on the date (the "Sixth Amendment Effective Date") when the following conditions precedent have been satisfied (unless waived by the Requisite Senior Lenders or unless the deadline for delivery has been extended by the Agent):

     3.01 Certain Documents. The Agent shall have received on or before the Sixth Amendment Effective Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the Requisite Senior Lenders and in sufficient copies for each of the Senior Lenders:

           (i) this Amendment, executed by the Company, each Borrowing Subsidiary, JPS Auto, JCC and International Fabrics and Senior Lenders constituting the Requisite Senior Lenders; and

           (ii) Such additional documentation as the Agent, the Collateral Agent or the Requisite Senior Lenders may reasonably require.

     3.02 Each of the representations and warranties made by the Company or the Borrowing Subsidiaries in or pursuant to the Credit Agreement, as amended by this Amendment, the Collateral Documents and the other Loan Documents to which the Company or any of the Borrowing Subsidiaries is a party or by which the Company or any of the Borrowing Subsidiaries is bound, shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date (except any such representations and warranties stated to be given as of a specific date other than the Sixth Amendment Effective Date and except the matters referenced in Section 2.02 of the Fifth Amendment).

     3.03 All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Agent, the Collateral Agent and the Requisite Senior Lenders.

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     3.04  No Event of Default or Potential Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date.

     SECTION 4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Senior Lenders that (a) as of the date hereof no Event of Default or Potential Event of Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of the Loan Parties contained in subsections 4.01(a) through (dd) of the Credit Agreement and in any other Loan Document continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except the matters referenced in Section
2.02 of the Fifth Amendment).

     SECTION 5.  Reference to and Effect on the Loan Documents.

     5.01 Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     5.02 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

     5.03 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Senior Lender, the Agent or the Collateral Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

     SECTION 6. Costs and Expenses. Each Loan Party agrees to pay on demand in accordance with the terms of Section 11.03 of the Credit Agreement all costs and expenses of the Agent and the Collateral Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all

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other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Sidley & Austin, counsel for the Agent and the Collateral Agent with respect thereof.

     SECTION 7. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

     SECTION 8. Release of Lender Parties. Each of the Loan Parties, JPS Auto, JCC and International Fabrics, for itself and on behalf of each of its Subsidiaries and Affiliates and each of its employees, officers and directors, and each of their respective predecessors, successors and assigns (collectively, the "Releasors"), does hereby forever and unconditionally (i) release, discharge and acquit the Agent, the Collateral Agent and each of the Lenders, and each of their respective parent corporations, Subsidiaries and Affiliates, and each of their respective officers, directors, shareholders, employees, attorneys, agents and servants, and each their respective predecessors, successors, heirs and assigns (collectively, the "Lender Parties"), of and from any and all claims of every type, kind, nature, description or character, known and unknown, whensoever arising out of any actions or omissions of the Lender Parties, or any of them, occurring at any time up to and through the date hereof, which in any way arise out of, are connected with or relate to the Loan Documents (collectively, "Claims"), and
(ii) agree not to bring any action in any judicial, administrative or other proceeding against the Lender Parties, or any of them, alleging any such Claim or otherwise arising in connection with any such Claim, or support any shareholder of any Releasor in any such action brought by such shareholder.

     SECTION 9. Consent. By its signature below, each of JPS Auto, JCC and International Fabrics consents to this Amendment in its capacity as a guarantor under the JPS Auto Guaranty, the Carpet Guaranty and the International Fabrics Guaranty, respectively, and each hereby affirms its obligations under such guaranties and under each of the other Loan Documents to which it is a party.


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     SECTION 10. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                      JPS TEXTILE GROUP, INC.


                      By: /S/David H. Taylor
                         ------------------------------------
                      Title: EVP - Finance and Secretary

                      JPS ELASTOMERICS CORP.


                      By: /S/David H. Taylor
                         ------------------------------------
                      Title: Vice President

                      JPS CONVERTER AND INDUSTRIAL CORP.


                      By: /S/David H. Taylor
                         ------------------------------------
                      Title: Vice President

                      JPS AUTO INC.


                      By: /S/David H. Taylor
                         ------------------------------------
                      Title: Vice President

                      JPS CARPET CORP.


                      By: /S/David H. Taylor
                         ------------------------------------
                      Title: Vice President

                      INTERNATIONAL FABRICS, INC.


                      By: /S/David H. Taylor
                         ------------------------------------
                      Title: Vice President


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                                           Senior Lenders:

                                           CITIBANK, N.A., as Agent and as a
                                           Senior Lender


                                           By: /s/Brenda Cotsen
                                              ---------------------------------
                                           Title: Attorney-in-fact

                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION, as Collateral Agent and
                                           as a Senior Lender


                                           By: /s/Rick Luck
                                              ----------------------------------
                                           Title: Vice President, G E Capital
                                           Commercial Finance, Inc., Being duly
                                           authorized

                                           HELLER FINANCIAL, INC.


                                           By: /s/Frank Ross
                                              ----------------------------------
                                           Title: Senior Vice President

                                           THE BANK OF NEW YORK COMMERCIAL
                                           CORPORATION


                                           By: /s/Michael Lustbader
                                              ----------------------------------
                                           Title: Vice President

                                           NATIONSBANK OF GEORGIA, N.A.


                                           By: /s/David J. Sapp
                                              ----------------------------------
                                           Title: Vice President




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